Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-275996 on Form S-8, in the Post-Effective Amendment No. 2 to Form S-1 Registration Statement No. 333-275243 on Form S-3, and in Registration Statement Nos. 333-291986 and 333-292389 on Forms S-3 of our report dated April 3, 2025, relating to the financial statements of Falcon’s Beyond Global, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Tampa, Florida
March 30, 2026